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                                                                     Exhibit 4.3



                                     WARRANT

                    TO PURCHASE 25,000 SHARES OF COMMON STOCK
                                       OF
                               VICOM INCORPORATED


         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (a) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE BLUE SKY LAWS OR (b) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE BLUE SKY LAWS.


                 THIS CERTIFIES THAT, for good and valuable consideration James
L. Mandel (the "Holder"), or the Holder's registered assigns, is entitled to subscribe for and purchase from Vicom Incorporated, a Minnesota corporation (the "Corporation"), at any time after December 28, 1999, to and including December 27, 2004, 25,000 (Twenty Five Thousand) fully paid and nonassessable shares of the Common Stock of the Corporation at the price of $2.00 per share (the "Warrant Exercise Price"), subject to the anti-dilution provisions of this Warrant.

                 The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term "Common Stock" means the common stock, no par value per share, of the Corporation.

                 This Warrant is subject to the following provisions, terms and conditions:

         1.      EXERCISE; TRANSFERABILITY.

                 (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation prior to the expiration of this Warrant and accompanied or preceded by the surrender

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of this Warrant along with a check in payment of the Warrant Exercise Price for such Warrant Shares.

                 (b) Except as provided in Section 7 hereof, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred.

         2. EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.      ISSUANCE OF THE WARRANT SHARES.

                 (a) The Corporation agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder.

                 (b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein shall obligate the Corporation to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Corporation delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and


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agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

         4. COVENANTS OF THE CORPORATION. The Corporation covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. ANTI-DILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

                 (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Corporation shall hereafter:

                         (i) pay any dividends on any class of stock of the Corporation payable in Common Stock or securities convertible into Common Stock;

                         (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                         (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made


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pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

                 (b) Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

                 (c) In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under Subsection (a) of this Section 5 but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                 (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.


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         7.      NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

                 (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Corporation shall present copies thereof to the Corporation's counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

                 (b) If, in the opinion of the Corporation's counsel, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.

         8. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the National Association of Securities Dealers, Inc.'s Automated Quotations System ("Nasdaq"), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by Metro Data Corporation, Inc. or the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market, or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Corporation.


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         9.      REGISTRATION RIGHTS.

                 (a) INCIDENTAL REGISTRATION. If the Corporation at any time within five (5) years from the date of this Warrant proposes to register under the 1933 Act any of its securities on Forms S-1, S-2, SB-2, or S-3, or on any successor or similar form of Registration Statement (EXCEPT with respect to the first public offering of securities by the Corporation pursuant to a registration statement filed under the 1933 Act after the date of this Warrant), it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any Warrant Shares of its intention to do so, and on the written request of any such Holder given within twenty (20) calendar days after receipt of any such notice (which request shall specify the Warrant Shares intended to be sold or disposed of by such Holder), the Corporation will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Corporation; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering (which opinion shall be in writing and delivered to the Holders) can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall not be included or shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. With respect to each inclusion of securities in a registration statement pursuant to this Section 9(a), the selling Holders shall pay the fees and disbursements of special counsel and accountants for the selling Holders, and underwriting discounts or commissions and transfer taxes applicable to the selling Holders' shares, and the Corporation shall pay all other costs and expenses of the registration, including but not limited to all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, all internal expenses, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Holders who elect to include their Warrants Shares in a registration pursuant to this Section 9(a) shall participate in the registered offering on the same terms as the Corporation.

                 (b) DEMAND REGISTRATION. Further, on a one-time basis only, during the period commencing on the date of this Warrant and ending five (5) years after the date of this Warrant, provided that the Corporation then is eligible to use a Registration Statement on Form S-3 or any equivalent form of short-form registration statement for the registration of the sale of the Warrant Shares pursuant to the 1933 Act, upon request by the Holder or Holders, the Corporation will promptly take all necessary steps to register under the 1933 Act on Form S-3 or equivalent form of short-form registration statement and under the securities laws of such states as the holders may reasonably request, such number of Warrant Shares issued and to be issued upon exercise of the Warrants requested by such Holders in their request to the Corporation. After a demand for registration has been made by a Holder or Holders of the requisite number of Warrants or Warrant Shares, the Corporation will give written notice of the demand registration to all Holders of Warrants or Warrant Shares and, on the written request of any such Holder given within twenty (20) calendar days after receipt of any such notice (which request shall specify the Warrant Shares


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intended to be sold or disposed of by such Holder), the Corporation will cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such demand registration statement. Notwithstanding anything in this Warrant to the contrary, the Corporation shall not be obligated to register the Warrant Shares under this Section 9(b) unless Holders who hold more than fifty percent (50%) of the total number of Warrants issued as part of the Series of Warrants and of any shares acquired upon exercise of such Warrants request such registration. With respect to a demand registration statement pursuant to this Section 9(b), the selling Holders shall pay the fees and disbursements of special counsel and accountants for the selling Holders, and underwriting discounts or commissions and transfer taxes applicable to the selling Holders' shares, and the Corporation shall pay all other costs and expenses of the registration, including but not limited to all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, all internal expenses, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. The Corporation shall keep effective and maintain any registration, qualification, notification, or approval specified in this Section 9(b) for such period as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Corporation need not maintain the effectiveness of any such registration, qualification, notification or approval, whether or not at the request of the Holders, more than six (6) months following the effective date thereof.

                 (c) COOPERATION. Upon the exercise of registration rights pursuant hereto, each holder agrees to supply the Corporation with such information as may be required by the Corporation to register or qualify the shares to be registered.

         10. REDEMPTION. The Warrants may be redeemed by the Corporation, in whole or in part, at a redemption price of $0.01 per Warrant (subject to appropriate adjustment as determined by the Corporation's Board of Directors in the event of the occurrence of the events described in Sections 5(a)(i), (ii) and (iii)) upon notice of such redemption given by the Corporation not less than thirty (30) days prior to the date fixed for redemption mailed to the holders of Warrants at their last registered addresses. The Corporation shall be entitled to redeem the Warrants as provided in this Section 10 only if the closing bid price of the Common Stock exceeds $4.00 per share (subject to appropriate adjustment as determined by the Corporation's Board of Directors in the event of the occurrence of the events described in Sections 5(a)(i), (ii) and (iii)) for any ten (10) consecutive trading days prior to such notice. If notice of redemption shall have been given to the Holders, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption, unless extended by the Corporation.


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                  IN WITNESS WHEREOF, Vicom Incorporated has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated ___________, 199__.



                                                 Vicom Incorporated



                                                 -------------------------------
                                                 Chief Executive Officer



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   (To Be Executed by the Registered Holder in Order to Exercise the Warrant)


To:    Vicom Incorporated


The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, ________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:


                             NAME:           __________________________________

                             SOC. SEC. or
                             TAX I.D. NO.    __________________________________


                             ADDRESS:        __________________________________


                                             __________________________________



Date: _________, 19___.                      __________________________________
                                             Signature *



   * The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM

   (To be Executed by the Registered Holder in Order to Transfer the Warrant)


To:    Vicom Incorporated


       FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________ the right to purchase the securities of Vicom Incorporated, Inc. to which the within Warrant relates and appoints ___________, attorney, to transfer said right on the books of Vicom, Incorporated with full power of substitution in the premises.


Dated: _________________.                   ______________________________
                                            (Signature)

                                            Address:

                                            ______________________________


                                            ______________________________